Exhibit 10.9

Senior Note dated October 5, 2002 in the amount of $382,500 between NatureWell, Incorporated ("Debtor") and James R. Arabia ("Holder")


                                 SENIOR NOTE


$382,500                      La Jolla, California              October 5, 2002

     FOR VALUE RECEIVED, the undersigned, NatureWell, Incorporated, a Delaware corporation ("Debtor"), promises to pay to the order of James R. Arabia, an individual, or order ("Holder"), at____________ /illegible/_______, or such other place as Holder may designate in writing, the principal amount of Three Hundred Eighty-Two Thousand Five Hundred Dollars ($382,500), together with interest on the unpaid principal balance from time to time outstanding, at a rate (the "Interest Rate") equal to Ten Percent (10%) per annum.

     1. REPAYMENT SCHEDULE. Principal and interest are payable in United States currency and shall be due and payable pursuant to the schedule on Exhibit A. Interest shall be computed on a simple interest basis by applying the ratio of the annual interest rate divided by the number of days in the year times the outstanding principal balance times the actual number of days the principal balance is outstanding.

     2. SECURITY AGREEMENT. This Senior Note is secured by that certain Security Agreement (the "Security Agreement") of even date herewith between Holder and Debtor granting Holder a senior security interest in Debtor's certain assets (the "Assets") and such other items set forth more fully in the Security Agreement (collectively, the "Collateral"). If Debtor (i) defaults under the terms of this Senior Note or the Security Agreement, or (ii) sells, conveys, alienates, assigns, further encumbers, or transfers the Assets or any portion thereof, or any interest therein, or enters into an agreement to do so, or becomes divested of title or any interest in any manner or method, whether voluntarily or involuntarily or by operation of law, Holder shall have the right to declare the entire principal and accrued interest of this Senior Note immediately due and payable without notice or demand and no waiver of this right shall be effective in writing unless signed by Holder.

     3. SENIOR INDEBTEDNESS. Debtor covenants and agrees that the payment from whatever source of the indebtedness of Debtor evidenced by this Senior Note, including the principal of and interest and any other amounts payable hereon, shall be senior in right of payment, to the extent and in the manner hereinafter set forth, to the payment in full of all Other Indebtedness (as defined below).

          "Other Indebtedness" means all indebtedness from banks or other institutional financiers and other obligations payable directly or indirectly by Debtor, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by Debtor, including, but not limited to,: (i) the principal of and interest on all loans, letters of credit and other extensions of credit; (ii) the principal of and interest on all other indebtedness of Debtor, and (iii) amounts payable to trade creditors.

     4. PREPAYMENT. Debtor has the right to prepay in whole or in part the unpaid principal balance of this Senior Note at any time.

     5. LATE CHARGES. Debtor acknowledges that any late payment to Holder will cause Holder to incur costs not contemplated by this Senior Note. Therefore, if payment is not made within fifteen (15) days after the due date for that payment, Debtor shall pay to Holder an additional sum of five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable sum considering all of the circumstances existing on the date of this Senior Note. Acceptance of any late charges shall not constitute a waiver of default with respect to the overdue amount, and shall not prevent Holder from exercising any of the other rights and remedies available to it.

     6.  DEFAULT.  Debtor will be in default if any of the following occur:

          (a)  Debtor fails to make any payment when due; or

          (b) Any assignment by Debtor for the benefit of creditors, or admission in writing of Debtor's inability to pay its debts as they become due, or filing by or against Debtor of a petition in bankruptcy, or adjudication of Debtor as bankrupt or insolvent, or filing by or against Debtor of any petition or answer seeking for Debtor any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or filing any answer admitting or failing to deny the material allegations of a petition filed against it for any such relief, or seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or its directors or stockholders taking any action looking to its dissolution or liquidation, or its ceasing doing business as a going concern.

     7. HOLDER'S RIGHTS. Upon default, Holder may declare the entire unpaid principal balance on this Senior Note together with interest on any unpaid balance at the rate of eighteen percent (18%) per year immediately due, without notice, and then Debtor will pay that amount.

          If any Event of Default occurs, neither the failure of Holder to promptly exercise its right to declare the outstanding principal of and accrued and unpaid interest on this Senior Note to be immediately due and payable, nor the failure of Holder to exercise any other right or remedy that it may have for default, nor the acceptance by Holder of late payments, nor the failure of Holder to demand strict performance of any obligation of Debtor hereunder, shall constitute a waiver of any such rights while such default continues, nor a waiver of such rights in connection with any future default on the part of Debtor. Furthermore, acceptance by Holder of partial payments following due acceleration of the indebtedness evidenced hereby shall not constitute a waiver by Holder of the acceleration of such indebtedness.

     8. MAXIMUM RATE. All agreements which either are now or which shall become agreements between Debtor and Holder are expressly limited so that in no contingency or event whatever, whether by reason of deferment or advancement of the indebtedness represented by this Senior Note, acceleration of the maturity date of this Senior Note, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness evidenced by this Senior Note exceed the maximum amount of interest permissible under applicable law. If at any time, from any circumstance whatsoever, fulfillment of any provision of this Senior Note or any other agreement between Debtor and Holder shall result in or involve payments or performance which would exceed the maximum legal interest rate, then ipso facto, the obligation to be fulfilled shall be reduced so as not to exceed such maximum legal interest rate.

     9. WAIVER. No delay or omission on the part of any holder hereof in exercising any right or option herein given to such holder shall impair such right or option to be considered as a waiver thereof or acquiescence in any default hereunder. Debtor hereby waives any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor.

     10. ATTORNEY'S FEES. In the event of any dispute, action, or other proceeding brought by either party against the other under this Senior Note, the prevailing party shall be entitled to recover all costs and expenses incurred in connection with such dispute, action, or other proceeding, including, without limitation, the fees and costs of its attorneys, whether or not such dispute, action, or other proceeding proceeds to formal resolution or judgment.

     11. CUMULATIVE. Holder's rights and remedies under this Senior Note and applicable law shall be cumulative and not in the alternative.

     12. GOVERNING LAW. This Senior Note shall be construed in accordance with, and governed by the laws of the State of California without regard to the conflicts of law provisions thereof.

     13. SUCCESSORS. The provisions of this Senior Note shall inure to the benefit of Holder's successors and assigns, and are binding on Debtor's successors.

     14.  TIME OF ESSENCE.  Time is of the essence under this Senior Note.

     15. SEVERABILITY. Every provision of this Senior Note is intended to be several. If any provision of this Senior Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions of this Senior Note, which shall remain binding and enforceable.

     IN WITNESS WHEREOF the parties have entered into this Senior Note as of the date first above written.



DEBTOR:                                HOLDER:

NatureWell, Incorporated,
a Delaware corporation


By:  /S/ Donald Brucker                /S/ James Arabia
     ----------------------            ----------------------
     Donald Brucker, Senior V.P.       James R. Arabia


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                                   EXHIBIT A

Payment Schedule

One-half (1/2) of the face value of this Senior Note shall be due and payable on October 5, 2003 and one-half (1/2) of the face value of this Senior Note, plus all accrued but unpaid interest, shall be due and payable on October 5, 2004.

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